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                                                                     EXHIBIT 5.1



                                   May 3, 2001



BE Aerospace, Inc.
1400 Corporate Center Way
Wellington, Florida 33414


                               BE Aerospace, Inc.
                               ------------------

Ladies and Gentlemen:

                     We have acted as counsel for BE Aerospace, Inc., a Delaware Corporation (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-3 (Registration No. 333-57114), (the "Registration Statement") including the prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), for the registration of 5,750,000 shares of common stock, $0.01 par value per share (the "Shares"). The Shares are to be sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Company, certain stockholders (the "Selling Stockholders") of the Company, Credit Suisse First Boston Corporation and Dresdner Kleinwort Wasserstein Securities LLC, as representatives of the several underwriters.

                     In this capacity, we have examined the Registration Statement, the form of Underwriting Agreement and the originals, or copies identified to our satisfaction, of such corporate records of the Company, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

                     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In rendering the opinions expressed below, we have relied as to certain factual matters upon certificates of officers of the Company and certificates of public officials.

                     Our opinions set forth below are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States and we do not express any opinion herein concerning any other laws.

                     Based upon, subject to, and limited by the foregoing, we are of the opinion that (i) the Shares have been duly authorized (ii) the Shares to be sold by the Selling Stockholders are
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May 3, 2001
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validly issued, fully paid and nonassessable and (iii) the Shares to be sold by the Company, when issued and sold by the Company in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

                     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus.



                                                Very truly yours,

                                                /s/ Shearman & Sterling


RW/TT/RB/NC